EXHIBIT 99.1

Boeing Elects Former US Trade Representative Schwab to Board of Directors

CHICAGO, Feb. 10, 2010 – The Boeing [NYSE: BA] board of directors has elected former U.S. Trade Representative Susan Schwab as its newest member.

Schwab, 54, was President George W. Bush’s principal trade advisor and negotiator from mid-2006 through the end of the Bush administration in January, 2009. Since then she has taught at the University of Maryland’s School of Public Policy.

“We’re privileged to have Ambassador Schwab join our board,” said Boeing Chairman, President and Chief Executive Jim McNerney. “Her expertise will help shape our strategies toward the global market and the many international opportunities that are ahead of us.”

Her election to the board is effective immediately. She will serve on the audit and finance committees.

During her government career Schwab was also a deputy U.S. trade representative, an assistant secretary of commerce, director general of the U.S. & Foreign Commercial Service, and a trade policy specialist and legislative director for former U.S. Sen. John Danforth of Missouri.

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Contact:

Todd Blecher

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